Exhibit 10.1
                                                                    ------------

                              EMPLOYMENT AGREEMENT


      THIS EMPLOYMENT AGREEMENT (the "Agreement") made effective as of May 26, 2006 by and among CITY NATIONAL BANK OF NEW JERSEY (the "Bank") a national banking association, CITY NATIONAL BANCSHARES CORPORATION (the "Corporation"), a New Jersey corporation, each with its principal office at 900 Broad Street, Newark, New Jersey (the Bank and the Corporation sometimes collectively referred to as the "Employer"), and LOUIS E. PREZEAU ("Executive").

      WHEREAS, the Corporation is a bank holding company, and the Bank is a wholly-owned subsidiary of the Corporation; and

      WHEREAS, the Bank, the Corporation and the Executive have previously entered into an Employment Agreement effective as of May 25, 2003, which Employment Agreement is hereby revised, amended and extended pursuant to and in accordance with the terms of this Employment Agreement; and

      WHEREAS, the Bank and the Corporation desire to continue to retain the services of Executive as President and Chief Executive Officer of the Corporation and the Bank for the period provided in this Agreement and subject to the terms and conditions hereof; and

      WHEREAS, Executive is willing to serve in the employ of the Bank and the Corporation as President and Chief Executive Officer on a full-time basis for said period on the terms and conditions specified herein,

      NOW, THEREFORE, in consideration of the mutual covenants herein contained, and upon the other terms and conditions hereinafter provided, the parties hereto agree as follows:

      1. POSITION AND RESPONSIBILITIES.

      (a) During the period of his employment hereunder, Executive shall serve as President and Chief Executive Officer of the Corporation and the Bank. Executive shall have such duties as are customarily or appropriately vested in the President and Chief Executive Officer of a publicly-held bank holding company and a national bank, and as from time to time may be prescribed by the Board of Directors of the Corporation (the "Board"), provided such duties are consistent with Executive's present duties and with Executive's current position as the President and Chief Executive Officer of the Employer. During the period of his employment hereunder, Executive shall devote substantially all of his business time, attention, skill, and efforts to the faithful performance of his duties hereunder, including activities and services related to the organization, operation and management of the Employer.

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

      (b) During the period of employment hereunder, Corporation shall elect Executive as a director of the Bank and shall nominate and recommend the Executive for election as a director of the Corporation.


      2. TERM.

      The period of Executive's employment under this Agreement shall be deemed to have commenced as of the effective date first above written and shall continue for a period of three (3) years thereafter. Thereafter, subject to
Section 9(b) hereof, the Employer may, in its discretion, renew this Agreement upon such terms and conditions as shall be mutually agreeable to the parties.

      3. COMPENSATION AND RELATED MATTERS.

      (a) Salary. As compensation for the responsibilities and duties described in Section 1, the Employer shall pay Executive an annual salary of $268,000 during the first year of employment (such annual salary as adjusted from time to time, the "Base Salary"), payable biweekly. Executive's Base Salary may be further increased during the second and third year of employment as determined by the Board or a duly appointed committee. At Executive's option and expense, the Executive may defer part of his Base Salary; provided (a) Executive's deferral election is made at a time and in a manner so as to comply with Section 409A of the Internal Revenue Code and the regulations promulgated thereunder (a "Complying Deferral Election"), and (b) Executive is responsible for making all necessary arrangements for such deferral (with respect to any trusts or other agreements relating thereto). In addition to his Base Salary, Executive shall be entitled to the same director's fees as other directors of the Bank and the Corporation. The difference between the Base Salary amount which would have been paid to Executive between the effective date of this Agreement and the date this Agreement is executed by the parties hereto, and the amount that was actually paid to Executive as base salary during such time period shall be paid to Executive (subject to normal payroll withholdings) within thirty (30) days of the date this Agreement is executed by all the parties hereto.

      (b) Employee Benefits. So long as Executive shall be employed hereunder, the Employer shall provide Executive, at no cost to Executive, with all such other benefits as are provided uniformly to permanent full-time employees of the Bank. In addition, Executive will be entitled to incentive compensation and bonuses as provided in any plan of the Employer in which officers of the Bank are eligible to participate.

      (c) Expenses. In addition to the salary and other benefits provided hereunder, the Employer shall reimburse Executive for all reasonable travel, commutation and other expenses incurred and accounted for by Executive in performing his obligations under this Agreement. Employer's reimbursement obligation hereunder shall be subject to Employer's reimbursement policies and procedures as adopted and amended from time to time.

      (d) Life Insurance. So long as Executive is employed by the Employer hereunder, the Employer shall pay, for the benefit of Executive, 100% of that amount of annual premium on life insurance policy no. 37-627041 issued by the Equitable Life insurance Company as is allocable to a death benefit of up to three (3) times the Executive's annual Base Salary then in effect. Executive is authorized to amend and/or supplement such policy to increase the death benefit to three (3) times his current Base Salary. Executive shall be the owner of such life insurance and shall be entitled to exercise all rights of ownership of such life insurance, including naming the beneficiary of such life insurance.

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


      (e) Automobile. So long as Executive is employed hereunder, the Employer shall provide Executive, for his exclusive use, with an automobile of Executive's choice (new or used), having a purchase price not in excess of $50,000 or a lease cost not in excess of $1,000 per month and which is no more than three (3) years old. The Employer shall pay (or reimburse Executive for) all expenses related to the operation, maintenance and up-keep of such automobile, including insurance, gas, service and repairs.

      (f) Vacation. Executive shall be entitled to six weeks paid vacation per year, of which up to two weeks vacation may be carried forward to the next year (entitling Executive to a maximum of eight weeks vacation in any one year if two weeks of vacation from the prior year were not used). Time spent at banking conventions shall not be counted as vacation time. Executive will be compensated for all unused vacation at the termination of his employment for any reason (to extent Executive would have been entitled to such vacation time in the year of termination).

      (g) Conventions. Employer shall reimburse Executive for all expenses related to (i) his attendance at three banking conventions a year selected by the Executive (such as the National Bankers Association, the New Jersey Bankers Association and the American Bankers Association, etc.); and (ii) his spouse's attendance at the same conventions, but only to the extent the presence and activities of his spouse for which such expenses are incurred complement and assist Executive in satisfying Employer's objectives at such conventions.

      (h) Financial Tax/Legal Consultant. Employer shall reimburse Executive for expenses related to the consultation of a financial tax/legal consultant for his personal finances. This benefit is available for one time anytime during the term of this Agreement.

      (i) Annual Medical Checkup. Employer shall reimburse Executive for the expenses related to an annual, complete physical.

      4. PERFORMANCE BONUS.

      (a) Calculation of Bonus. Executive shall be entitled to an annual performance bonus ("Performance Bonus") commencing with and for the calendar year ended 2006, equal to the following:

      (a) Calculation of Bonus. Executive shall be entitled to an annual performance bonus ("Performance Bonus") commencing with and for the calendar year ended 2006, equal to the bonus amount opposite the applicable ROE amount for such year as follows:

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-------------------- --------------------- -------------------------------------
TIER                 ROE*                              BONUS AMOUNT

-------------------- --------------------- -------------------------------------
-------------------- --------------------- -------------------------------------
          1                  0 10%                           0
-------------------- --------------------- -------------------------------------
-------------------- --------------------- -------------------------------------
          2                 >10<15%        10% of the amount by which the
                            -              Corporation's net income (less
                                           preferred dividends) for such year
                                           equals or exceeds 10% of the
                                           Corporation's  average common equity
                                           for such year but is less than
                                           15% of the Corporation's average
                                           common equity for such year.


-------------------- --------------------- -------------------------------------
-------------------- --------------------- -------------------------------------
          3                 >15%           The Tier 2 Bonus Amount, PLUS 20% of
                            -              the amount by which the Corporation's
                                           net income (less preferred dividends)
                                           for such year equals or exceeds 15%
                                           of  the Corporation's average common
                                           equity for such year.

-------------------- --------------------- -------------------------------------

*Return on average common equity of the Corporation.

For purposes of this chart, average common equity shall mean the average stockholders' equity for the Corporation less preferred stock.

      In any year, the Board has the discretion to increase the Performance Bonus award over the level indicated above.

      (b) Payment of Performance Bonus. The Performance Bonus shall be paid in cash, the Corporation's common stock, or any combination thereof, as the Executive shall decide subject to the limitations set forth below.

      (i) If all or any portion of the Performance Bonus is to be paid in cash, such cash payment shall be made within thirty (30) days after the Corporation has received the final year-end audit report for the Corporation and the Bank prepared and certified by the Corporation's independent auditors.

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


      (ii) If all or any portion of the Performance Bonus is to be paid in the Corporation's common stock, the number of shares issued to Executive in satisfaction of the Performance Bonus shall be determined based on the then applicable fair market value of such shares as determined by the Board, giving appropriate weight to the lack of marketability of such shares.

      At the Executive's option and expense, Executive may defer part of his Performance Bonus; provided Executive shall be responsible for giving the Employer a Complying Deferral Election and making all necessary arrangements for such deferral (with respect to any trusts or other agreement relating thereto).

      (c) Pro Rata Share on Termination. In the event the Executive's employment shall be terminated for any reason (including, without limitation, the death or disability of the Executive) other than (x) by the Employer for "cause", or (y) by the Executive without "Good Reason", prior to the expiration of the term hereof, the Executive shall nonetheless be entitled to receive a bonus payable in accordance with the terms hereof equal to (i) the Performance Bonus to which the Executive would otherwise be entitled as calculated in accordance with
Section 4(a) hereof, multiplied by (ii) a fraction the numerator of which is the number of days employed by the Executive during the year in which the Executive's employment was terminated and the denominator of which is 365.

      (d) Certification of Bonus. If Executive and Employer shall disagree as to the amount of the Performance Bonus, the Employer shall request the Employer's independent auditors to prepare a certificate showing the amount of net operating profit, common stockholders' equity and the Performance Bonus. Such certificate shall be binding upon the parties, absent manifest error.

      5. RESTRICTED STOCK; STOCK OPTIONS.

      (a) The Board will consider each year in conjunction with the Executive's annual review, the outright grant of shares of the Corporation's common stock or the granting of an option to purchase shares of the Corporation's common stock (such shares being the "Option Shares").

      (b) The exercise price to be paid by Executive for each Option Share (the "Option Price") shall be determined by the Board at the time the option is granted. All payments of the exercise price must be made in cash in full at the time of delivery of the Option Shares to Executive. Executive may exercise the option granted hereunder and purchase Option Shares by giving written notice of his election to exercise his option hereunder. The notice shall comply with
Section 22 hereof, and shall state the number of Option Shares which Executive desires to purchase.

      (c) Subject to the provisions of this Section 5(c), stock options granted to Executive under this Agreement are not transferable by the Executive other than by will, decent and distribution, and during Executive's life time, such stock options may be exercised only by Executive or Executive's guardian or legal representative. Notwithstanding the foregoing, Executive may transfer stock options issued to the Executive by the Corporation pursuant to the terms of this Agreement to a family member of the Executive or to one or more trusts or other legal entities organized and established for the benefit of the Executive and/or his family members (a "Family Member") provided such transfer is a gift. Subsequent transfers of transferred stock options are prohibited except to other Family Members or by will or the laws of descent and distribution. Following a transfer of a stock option, such stock option shall continue to be subject to the same terms and conditions as were applicable immediately prior to such transfer.

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


      (d) The existence of the options hereunder shall not affect in any way the right or power of the Corporation or its stockholders to make or authorize any or all adjustments recapitalizations, reorganizations or other changes in its capital structure or its business, or any merger or consolidation, of the corporation, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the common stock or the rights thereof, or the dissolution or liquidation of the Corporation, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

      (e) If after the date hereof while the options are outstanding, the Corporation shall effect a subdivision or combination of shares or other capital readjustment, the payment of a stock dividend, or other increase or reduction of the number of shares of common stock outstanding (other than the issuance or repurchase of shares for fair consideration), then (i) in the event of an increase in the number of such shares outstanding, the number of Option Shares then subject to the option shall be proportionately increased and the Option Price shall be proportionately reduced, and (ii) in the event of a reduction in the number of such shares outstanding, the number or Option Shares then subject to the option shall be proportionately reduced and the Option Price shall be proportionately increased.

      (f) Executive acknowledges that the shares of common stock issued to the Executive under Sections 4 and 5 of this Agreement, including, without limitation, the Option Shares may be "restricted stock" within the meaning of Rule 144 of the Securities Act of 1933, as amended, and may be disposed of only in accordance with Rule 144.

      6. TERMINATION UPON DISABILITY.

      (a) Employer may terminate Executive's employment hereunder upon the occurrence of Executive' Disability. As used herein, the terms "Disability" or "Disabled" shall mean the inability of the Executive, by reason of injury, illness or other similar cause, to perform a major part of his duties and responsibilities in connection with the conduct of the business and affairs of the Employer for a period of six (6) consecutive months. The determination of whether the Executive is Disabled shall be made by the majority vote of the Board, whose decision on this matter shall be final. Executive hereby authorizes any physician, hospital or health care professional to furnish to the Employer medical records covering his health or physical condition, but only in the event that Executive is unable to perform a major part of his duties or responsibilities for one (1) month. Executive shall cooperate with the Employer by executing whatever documents, and taking whatever actions, that will be reasonably required under applicable law to permit Employer's access to such medical records.

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

      (b) Upon termination for Disability, Executive shall be entitled to receive all compensation and benefits under Section 3 of this Agreement accrued throu gh the date of such termination, and the amount of any unpaid Performance Bonus calculated in accordance with Section 4 hereof. In addition, the Executive shall be entitled to long term disability benefits which shall be provided pursuant to (i) any group disability insurance policy in which Executive is a participant and (ii) an additional long-term disability policy providing such amount of disability benefit as is necessary to cause the total amounts of disability benefits under this Section 5(b), exclusive of amounts referred to in the first sentence of this Section 5(b), to equal two-thirds of the Executive's annual Base Salary in effect at the time of termination for Disability. Premiums on the additional policy referred to in the preceding clause (ii) shall be paid by Employer so long as Executive shall be employed hereunder.

      7. TERMINATION UPON DEATH. Executive's employment hereunder shall be immediately terminated upon his death, in which case Employer shall pay
Executive's  beneficiaries  or his  estate:  (a) the amount of any  accrued  but unpaid Base Salary pursuant to Section 3(a), (b) the amount of any unpaid Performance Bonus calculated in accordance with Section 4 hereof, (c) Executive's other accrued and unpaid benefits pursuant to Section 3. In addition, the Employer shall continue all health insurance benefits for Executive's family member (which his family members were receiving on the date of death) for one (1) year after the date of death at the Employer's expense. Thereafter, the Employer shall have no further obligation to compensate Executive except as expressly provided in this Agreement.

      8. TERMINATION FOR CAUSE.

      (a) Employer may, at any time, terminate the Executive's employment for "cause", defined as: (i) breach of fiduciary duty involving personal dishonesty
(ii) commission of a felony or of a misdemeanor involving dishonesty or moral turpitude, or (iii) commission of embezzlement or fraud against Employer or any of its affiliates, in each case which is material in amount or in injury to the Employer or its reputation, (iv) continuous or habitual alcohol or drug abuse,
(v) habitual unexcused absence, or (vi) continuous gross negligence or willful disregard for his duties hereunder. For purposes of this Section, no act, or the failure to act, on Executive's part shall be considered "willful" unless such act or failure to act was in bad faith, and without reasonable belief that the action or omission was in the best interests of the Employer.

      (b) Upon termination of Executive's employment for "cause," Executive shall be entitled to receive only the amount of any compensation and benefits accrued and unpaid pursuant to Section 3 of this Agreement, but shall be entitled to no further compensation or benefits hereunder.

      9. TERMINATION WITHOUT CAUSE: FAILURE TO RENEW SEVERANCE.

      (a) Except as otherwise provided herein, upon the termination of Executive's employment by the Employer without "cause", the Employer shall pay to Executive in one lump sum (in addition to (i) the amount of any accrued but unpaid salary pursuant to Section 3(a), (ii) any unpaid Performance Bonus calculated in accordance with Section 4 hereof, and (iii) Executive's other accrued and unpaid benefits pursuant to Section 3) (1) in one lump sum an amount equal to two times Executive's then applicable Base Salary, plus (2) an amount equal to Executive's then most recently earned Performance Bonus.

      (b) Upon the expiration of this Agreement, if the Employer shall fail to offer to renew this Agreement on substantially the same terms then in effect or such other terms as shall be acceptable to Executive, the Employer shall pay to the Executive (in addition to (i) the amount of any accrued but unpaid salary pursuant to Section 3) (a), (ii) any unpaid Performance Bonus calculated in accordance with Section 4 hereof, and (iii) Executive's other accrued and unpaid benefits pursuant to Section 3) in one lump sum (1) an amount equal to two times Executive's then applicable Base Salary, plus (2) an amount equal to Executive's then most recently earned Performance Bonus.

      10. CONTINUATION OF BENEFITS FOLLOWING TERMINATION. In the event Executive's Employment is terminated pursuant to Sections 6, 9 or 11(a) hereof, the Employer shall cause to be continued for two (2) years following the date on which Executive's employment is terminated, life and health coverage substantially identical to any group coverage in which Executive participated prior to termination, provided, however, that the Employer's obligation under this Section 10 shall cease prior to expiration of such two (2) year period upon
(i) Executive's full-time employment by another employer, or (ii) the Executive's death (subject to the provisions of Section 7).

      11. TERMINATION BY EXECUTIVE.

      (a) Executive may at any time for "Good Reason" voluntarily terminate his employment hereunder by giving Notice of Termination in accordance with Section 12 hereof, in which case Executive shall be entitled to receive in one lump sum (in addition to (i) the amount of any accrued but unpaid salary pursuant to Section 3(a), (ii) any unpaid Performance Bonus calculated in accordance with
Section 4 hereof, and (iii) Executive's other accrued and unpaid benefits pursuant to Section 3) (1) in one lump sum an amount equal to two times Executive's then applicable Base Salary, plus (2) an amount equal to Executive's then most recently earned Performance Bonus.

      (b) If Executive terminates his employment other than for "Good Reason", he shall be entitled to the amount of any compensation and benefits accrued and unpaid pursuant to Section 3 of this Agreement as of the date of such termination, but shall be entitled to no further compensation or benefits.

      (c) As used herein, "Good Reason" shall mean:

      (i) any change in control (A) of a nature that would require approval under the Change in Bank Control Act, 12 U.S.C. Section 1817(j) or its successor provisions and the regulations promulgated thereunder, whether or not such change in control is approved pursuant to that act and (B) which is not approved by the Board prior to such change in control;

      (ii) a failure by the Employer to comply with a material provision of this Agreement which is not cured within thirty (30) days after notice of such noncompliance has been given by Executive to the Employer; or

      (iii) a failure of the stockholders of the Corporation to elect Executive as a director of the Corporation at a stockholders meeting held during the term of this Agreement at which the Executive is up for election as a director of the Corporation.

      12. NOTICE OF TERMINATION. Any purported termination by the Executive or by the Employer shall be communicated by a Notice of Termination (as defined below) to the other party thereto. For purposes of this Agreement, a "Notice of Termination" shall mean a written notice which shall indicate the specific termination provisions in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision so indicated. Unless otherwise specified therein, a Notice of Termination shall be deemed effective in accordance with Section 22.

      13. NON-COMPETITION; NON-DISCLOSURE.

      (a) Upon (i) voluntary termination by Executive of his employment hereunder for any reason other than Good Reason, (ii) termination of Executive's employment by the Employer for Cause, or (iii) expiration of this Agreement, Executive agrees not to compete with the Employer or any of its affiliates for a period of one (1) year following such termination within a 60 mile radius from the Bank's main office located at 900 Broad Street, Newark, New Jersey or within a five (5) mile radius from the location of any branch of the Bank existing as of the date of such termination. Executive agrees that during such period and within said radius, Executive will not work for or advise, consult or otherwise serve with, directly or indirectly, any entity whose business materially competes with the depository, lending or other business activities of the Employer or any affiliate. The parties hereto, recognizing that irreparable injury will result to the Employer, its business and property in the event of Executive's breach of this Section, agree that in the event of any such breach by Executive, the Employer will be entitled, in addition to any other remedies and damages available, to an injunction to restrain the violation hereof by Executive, Executive's partners, agents, servants, employers, employees and all persons acting for or with the Executive.

      (b) Executive agrees not to disclose, during or after the term of his employment, any knowledge of the past, present, planned or considered business activities of the Employer or affiliates thereof to any person, firm, corporation, association or other entity for any reason or purpose whatsoever. Notwithstanding the foregoing, Executive may disclose any knowledge of, banking, financial and/or economic principles, concepts or ideas which are not solely and exclusively derived from the business plans and activities of the Employer. In the event of a breach or threatened breach by the Executive of the provisions of this Section, the Employer shall be entitled to an injunction restraining Executive from disclosing, in whole or in part, the knowledge of the past, present, planned or considered business activities of the Employer or affiliates thereof, or from rendering any services to any person, firm, corporation, association or other entity to whom such knowledge, in whole or in part, has been disclosed or is threatened to be disclosed. Nothing herein will be construed as prohibiting the Employer from pursuing any other remedies available to the Employer for such breach or threatened breach, including the recovery of damages from Executive.


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      14. EFFECT ON PRIOR AGREEMENTS AND EXISTING BENEFITS PLANS. This Agreement
contains the entire understanding between the parties hereto and supersedes any prior employment agreement between or among the Bank, the Corporation and Executive.

      15. BINDING EFFECT. This Agreement shall be binding upon, and inure to the benefit of, Executive, the Bank, the Corporation and their respective heirs, personal representatives, successors and assigns.

      16. MODIFICATION AND WAIVER.

      (a) This Agreement may not be modified or amended except by an instrument in writing signed by the parties hereto.

      (b) No term or condition of this Agreement shall be deemed to have been waived, nor shall there be any estoppel against the enforcement of any provision of this Agreement, except by written instrument of the party charged with such waiver or estoppel. No such written waiver shall be deemed a continuing waiver unless specifically stated therein, and each such waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than that specifically waived.

      17. SEVERABILITY. If, for any reason, any provision of this Agreement, or any part of any provision, is held invalid, such invalidity shall not affect any other provision of this Agreement or any part of such provision not held so invalid and each such other provision and part thereof shall to the full extent consistent with law continue in full force and effect.

      18. HEADINGS FOR REFERENCE ONLY. The headings of Sections and paragraphs herein are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

      19. GOVERNING LAW. This Agreement has been executed and delivered in the State of New Jersey, and its validity, interpretation, performance, and enforcement shall be governed by the laws of the State of New Jersey.

      20. ARBITRATION. Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration, in accordance with the rules of the American Arbitration Association. Judgment may be entered on the arbitrator's award in any court having jurisdiction. Notwithstanding the foregoing, Employer may seek an injunction or other equitable relief in a court of competent jurisdiction regarding violations of the Executive's covenants set forth in Section 13.

      21. REFERENCES TO EMPLOYER; CONSTRUCTION. All references to Employer shall mean each of the Bank and the Corporation, and both of them collectively, as the context may require. All compensation, benefits and other amounts paid to Executive are from the Bank and the Corporation collectively, and nothing herein shall be deemed to entitle Executive to duplicate compensation or benefits. All references to the singular shall include the plural, and vice-versa, and reference to one gender shall include the other gender, as the context requires.

      22. NOTICES. All notices required or permitted to be given herein shall be in writing and delivered to the parties at the following addresses:

          If to the Bank and/or the Corporation:

          City National Bank of New Jersey
          900 Broad Street
          Newark, New Jersey 07102
          Attn:  Chairman of the Board of Directors

          If to Executive:

          Louis E. Prezeau
          85-27 Edgerton Boulevard
          Jamaica, New York 11532

or, at such other address as each party may designate in writing to the other parties. All notices shall be effective, if by mail, two days after mailing, and in all other instances upon delivery.

      23. INDEMNIFICATION AND COOPERATION. Employer agrees to continue and maintain a directors' and officers' liability insurance policy covering the Executive to the extent the Employer provides such coverage for other executive officers, including, without limitation, insurance coverage after the termination of this Agreement. Employer shall indemnify Executive to the same extent the Employer indemnifies its then current executive officers, including, without limitation, indemnification after the termination of this Agreement. Following the termination of this Agreement, to the extent reasonably requested by Employer, Executive shall cooperate with Employer on matters involving Executive's unique personal knowledge, including the defense of any action brought by any third party against Employer. The obligation of Executive to cooperate as provided for above shall be conditioned upon (a) reasonable prior notice to the Executive by the Company of any request for such cooperation, (b) no interference as a result of such cooperation with Executive's other activities, (c) no conflict of interest between Executive and Employer exists in the subject matter of such cooperation, (d) Executive is compensated for his time devoted to such cooperation in excess of three (3) hours in any calendar month, and (e) Executive is provided with prompt expense reimbursements and advances for reasonable out-of-pocket expenses incurred in connection with such cooperation.

      IN WITNESS WHEREOF, the Bank and the Corporation have caused this Agreement to be executed by their duly authorized officers, and the Executive has duly executed this Agreement.

                                     CITY NATIONAL BANCSHARES CORPORATION,
                                     a New Jersey corporation

                                     By: /s/ Eugene Giscombe
                                         ---------------------------------------
                                         Eugene Giscombe,  Chairman of the Board



                                     CITY NATIONAL BANK OF NEW JERSEY,
                                     a national banking association


                                     By: /s/ Eugene Giscombe
                                         ---------------------------------------
                                         Eugene Giscombe, Chairman of the Board


                                     By: /s/ Louis E. Prezeau
                                         ---------------------------------------
                                         Louis E. Prezeau, Executive



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